This AMENDMENT NO. 1 TO SUBORDINATED LOAN AGREEMENT (this “Amendment”) dated as of October 26, 2011 between PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Borrower”), and JBS USA HOLDINGS, INC., a Delaware corporation (the “Lender”).
PRELIMINARY STATEMENTS
A.    The Borrower and the Lender are party to that certain Subordinated Loan Agreement, dated as of June 23, 2011 (the “Subordinated Loan Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Subordinated Loan Agreement.
B.    The Borrower and the Lender have agreed to amend the Subordinated Loan Agreement on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT

1.	Amendment. The definition of the term “Mayflower L/C” in Section 1.1 of the Subordinated Loan Agreement is hereby amended and restated in its entirety as follows:
“‘Mayflower L/C’ means any letter of credit issued for the benefit of Mayflower Insurance Company, Ltd., a company organized and licensed to provide insurance under the laws of Bermuda, on the account of the Lender (or any of its affiliates (other than Borrower and its subsidiaries)) in an aggregate face amount not to exceed $56,500,000, as amended, extended and renewed from time to time to the extent such letter of credit has been designated by the Lender by written notice to the Borrower as ‘the Mayflower L/C’ for purposes of this Agreement.”

2.	Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)	The Borrower and the Lender shall have executed this Amendment; and

(b)	No Default or Event of Default shall have occurred and be continuing under the Subordinated Loan Agreement or shall result after giving effect to this Amendment.

3.
Certification. The Borrower hereby certifies, as of the date this Amendment becomes effective, both immediately before and after giving effect thereto, that on a Pro Forma Basis (as defined in the Exit Facility), (a) no Default or Event of Default (as such terms are defined in the Exit Facility) shall exist and (b) the Borrowers (as defined in the Exit Facility) shall be in compliance with the financial covenant set forth in Section 6.13(c) of the Exit Facility for the Test Period (as defined in the Exit Facility) for which financial statements have most recently been delivered pursuant to Section 5.01(a) or (b) of the Exit Facility. For purposes of compliance by the Borrower of the requirements of Section 6.01(x) of the Exit Facility, the Senior Agent (as defined in the Intercreditor Agreement) may rely on this certification to the same extent as if it was addressed directly to it.

4.
Ratification. By executing this Amendment, the Borrower hereby confirms and agrees that the Subordinated Loan Agreement and any Note to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Subordinated Loan Agreement shall refer to the Subordinated Loan Agreement after giving effect to this Amendment.

5.	Miscellaneous.

(a)
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)
Governing Law. This Amendment and all claims and disputes arising hereunder or related to this Amendment, the transactions contemplated hereby or the conduct of any person in connection therewith shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

(c)
Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)
Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(e)
Subordination to Senior Indenture. The Mayflower L/C, including each L/C Disbursement thereunder, constitutes Plan Sponsor Subordinated Indebtedness (as defined in the Exit Facility) and Subordinated Debt (as defined in the Intercreditor Agreement). In addition to the subordination and other provisions contained in the Intercreditor Agreement, the Borrower and Lender agree that the Mayflower L/C, including each L/C Disbursement thereunder, the Loans and all other obligations under the Subordinated Loan Agreement and the Notes are expressly subordinated in right of payment to the payment when due in cash of the Senior Debt (as provided in the Intercreditor Agreement). Nothing herein shall limit the terms of the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
Borrower:

PILGRIM’S PRIDE CORPORATION

By:    /s/ William W. Lovette
    Name: William W. Lovette
    Title: President and Chief Executive Officer

Lender:

JBS USA HOLDINGS, INC.

By:    /s/ Dennis Roerty
    Name: Dennis Roerty
    Title: Treasurer
Acknowledged, agreed and consented to as of the day and year first written above in accordance with Section 3.2 of the Intercreditor Agreement:

COBANK, ACB
as Senior Agent

By:    /s/ James H. Matzat
    Name: James H. Matzat
    Title: Vice President